Notice to Shareholders

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o Elect trustees for each fund.* The individuals listed in the table below were elected as trustees for each fund. All trustees served as trustees to the funds prior to the shareholder meeting.

---------------------------- ----------------- --------------- -----------------
            Trustee                For            Withheld      Percentage For
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
John J. Brennan              70,380,839,727    1,259,995,409   98.2%
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Charles D. Ellis             70,360,941,814    1,279,893,321   98.2
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Rajiv L. Gupta               70,274,493,869    1,366,341,266   98.1
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
JoAnn Heffernan Heisen       70,368,543,153    1,272,291,982   98.2
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Burton G. Malkiel            70,284,920,657    1,355,914,478   98.1
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Alfred M. Rankin, Jr.        70,401,439,983    1,239,395,152   98.3
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
J. Lawrence Wilson           70,272,336,850    1,368,498,286   98.1
---------------------------- ----------------- --------------- -----------------
*Results are for all funds within the same trust.

o Change each fund's policy on investing in other mutual funds. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Extended Market       2,047,532,956       83,629,328        36,743,138       174,543,076       87.4%
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Mid-Cap Index         1,605,788,894       84,299,542        28,678,317       176,142,910       84.7%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

o Authorize each fund's trustees to change the target index. This change allows each fund's trustees to change the fund's target index if they determine that doing so is in the shareholders' best interests. Any new index chosen for a fund would be required to track the same market segment as the fund's existing index.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Extended Market       2,044,456,003       87,793,270        35,656,149       174,543,076       87.3%
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Mid-Cap Index         1,543,320,650       148,444,990       27,001,113       176,142,910       81.4
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

o Reclassify each fund as nondiversified. This change to "nondiversified" status enables each fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Extended Market       2,057,673,924       69,809,515        40,421,983       174,543,076       87.8%
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Mid-Cap Index         1,616,431,733       69,522,272        32,812,747       176,142,910       85.3
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

Note: Vote tabulations are rounded to the nearest whole number.